U.S. Securities and Exchange Commission
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 12, 2012

____________________

Commission File No. 000-53727
____________________

UNITED MINES, INC.
(Name of small business issuer as specified in its charter)

Arizona	83-0452269
State of Incorporation	IRS Employer Identification No.

7301 East 22nd Street, Suite 6W, Tucson, AZ  85710
 (Formerly 11924 North Centaurus Place, Oro Valley, AZ  85737)
(Address of principal executive offices)

 (520) 777-7130
(Formerly 520-742-3111)
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 12, 2012, Glenn E. Martin was removed as Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President, and Chairman of the Board of Directors.  The Board of Directors had a quorum, the meeting was duly noticed to all members of the Board of Directors, and removed Mr. Martin for cause in accordance with Article 4, Section 3 of the By-Laws of United Mines, Inc.

Effective June 12, 2012 Lawrence G. Dykers was appointed as Interim Chief Executive Officer, and President of the Company.  Mr. Dykers’ biography is incorporated by reference to the Company’s filing on Form 10-K on April 16, 2012.  No formal compensation agreement has been executed.

Effective June 12, 2012 Glynn Burkhardt was appointed as Chairman of the Board of the Company.  Mr. Burkhardt’s biography is incorporated by reference to the Company’s filing on Form 10-K on April 16, 2012.  No formal compensation agreement has been executed.

Effective June 12, 2012, Nicole Breen was removed as Secretary and Treasurer.  The Board of Directors had a quorum, the meeting was duly noticed to all members of the Board of Directors, and removed Ms. Breen for cause in accordance with Article 4, Section 3 of the By-Laws of United Mines, Inc.

Effective June 12, 2012, Roger McCaslin was appointed as Secretary and Treasurer.  Mr. McCaslin’s biography is incorporated by reference to the Company’s filing on Form 10-K on April 16, 2012.  No formal compensation agreement has been executed.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	United Mines, Inc.

Date: June 22, 2012	By:	/s/ Lawrence Dykers
Lawrence Dykers
Chief Executive Officer, President